Exhibit 99.2

GENERAL PARTS INTERNATIONAL, INC.

Condensed Consolidated Balance Sheets

September 30, 2013 and December 31, 2012

(Unaudited)

(Dollars in thousands)

	September 30, 2013	December 31, 2012
Assets
Current assets:
Cash	$16,578	16,775
Receivables, less allowance for doubtful accounts ($5,446 in 2013 and $5,246 in 2012)	261,899	235,303
Merchandise inventories, less LIFO reserves ($17,507 in 2013 and $22,201 in 2012)	1,329,800	1,266,235
Prepaid expenses and other current assets	16,803	20,515
Deferred income taxes	—	3,840

Total current assets	1,625,080	1,542,668
Property, plant and equipment, less accumulated depreciation	211,268	230,543
Goodwill	151,154	149,308
Intangible assets, net	74,549	73,519
Other assets, net	12,895	13,835

Total assets	$2,074,946	2,009,873

Liabilities and Stockholders’ Equity
Current liabilities:
Current maturities of long-term debt	$99,262	90,181
Trade accounts payable	660,547	546,534
Accrued expenses and payables	123,466	112,094
Income taxes payable	18,818	11,277
Accrued self-insurance liabilities	18,411	17,447
Deferred income taxes	465	—
Deferred gain on sale of assets	6,417	6,353

Total current liabilities	927,386	783,886
Long-term debt, less current maturities	597,429	690,232
Accrued self-insurance liabilities	17,096	18,793
Other long-term liabilities	13,592	15,911
Deferred income taxes	45,793	58,049
Deferred gain on sale of assets	99,949	104,293

Total liabilities	1,701,245	1,671,164

Preferred stock	5,257	15,589
Stockholders’ equity:
Common stock	42,881	43,944
Additional paid-in capital	204,285	213,162
Noncontrolling interest	—	50
Accumulated other comprehensive loss	(9,786)	(10,972)
Retained earnings	131,064	76,936

Total stockholders’ equity	368,444	323,120

Total liabilities and stockholders’ equity	$2,074,946	2,009,873

See accompanying notes to condensed consolidated financial statements.

GENERAL PARTS INTERNATIONAL, INC.

Condensed Consolidated Statements of Comprehensive Income

Nine month periods ended September 30, 2013 and 2012

(Unaudited)

(Dollars in thousands)

	2013	2012
Net sales	$2,247,863	2,208,879
Cost of goods sold (excluding Depreciation and amortization)	1,421,069	1,379,797

Gross profit	826,794	829,082

Operating expenses:
Selling and administrative	636,964	630,621
Depreciation and amortization	36,327	44,846
Termination and impairment expense	4,252	12,065
Retirement plan contribution	3,719	3,681

Total operating expenses	681,262	691,213

Income from operations	145,532	137,869
Interest expense	50,219	73,023

Income before income taxes	95,313	64,846
Provision for income taxes	38,125	25,938

Net income	57,188	38,908
Foreign currency translation	(4,752)	3,304
Derivative fair value adjustment	5,477	(1,476)

Comprehensive income	$57,913	40,736

See accompanying notes to condensed consolidated financial statements.

GENERAL PARTS INTERNATIONAL, INC.

Condensed Consolidated Statement of Stockholders’ Equity

Nine month period ended September 30, 2013

(Dollars in thousands)

	Common stock	Additional paid-in capital	Noncontrolling interest	Accumulated other comprehensive loss	Retained earnings	Total equity
Balance-December 31, 2012	$43,944	213,162	50	(10,972)	76,936	323,120
Sale of stock	26	424	—	—	—	450
Restricted stock	92	(842)	—	—	—	(750)
Stock issued in reorganizations	21	(31)	—	—	—	(10)
Shareholder notes receivable, net	—	1,236	—	—	—	1,236
Redemption of stock	(1,073)	(12,392)	—	—	—	(13,465)
Change in noncontrolling interest	—	—	(50)	—	—	(50)
Comprehensive income	(129)	2,728	—	1,186	54,128	57,913

Balance-September 30, 2013	$42,881	204,285	—	(9,786)	131,064	368,444

See accompanying notes to condensed consolidated financial statements.

GENERAL PARTS INTERNATIONAL, INC.

Condensed Consolidated Statements of Cash Flows

Nine month periods ended September 30, 2013 and 2012

(Unaudited)

(Dollars in thousands)

	2013	2012
Cash flows from operating activities:
Net income	$57,188	38,908
Adjustments to reconcile net income to operating activities:
Depreciation and amortization	36,327	44,846
Asset impairment	844	—
Allowance for doubtful accounts	1,865	2,341
Changes in LIFO	(4,694)	(2,875)
Deferred income tax	(6,816)	—
Gain on sale of assets	(4,783)	—
Stock compensation	1,847	1,764
Changes in operating assets and liabilities:
Receivables	(27,302)	(14,742)
Merchandise inventories	(58,025)	(5,466)
Prepaid expenses and other current assets	4,474	(2,272)
Trade accounts payable	115,883	35,832
Other	18,262	28,582

Cash flows provided by operating activities	135,070	126,918

Cash flows from investing activities:
Purchases of property, plant and equipment	(13,039)	(6,752)
Business acquisitions	(14,607)	(11,276)

Cash flows used in investing activities	(27,646)	(18,028)

Cash flows from financing activities:
Sale of common stock	450	1,098
Redemption of common stock	(14,215)	(24,870)
Redemption of preferred stock	(10,332)	(12,832)
Dividends paid	—	(6,972)
Proceeds from long-term debt	9,789	36,320
Payments on long-term debt	(92,144)	(100,579)
Other	1,177	88

Cash flows used in financing activities	(105,275)	(107,747)
Effect of exchange rate changes on cash	(2,346)	531

Increase (decrease) in cash	(197)	1,674
Balance of cash beginning of period	16,775	14,348

Balance of cash end of period	$16,578	16,022

Supplemental information:
Cash paid during period for:
Income taxes	$36,312	7,616
Interest	38,262	62,893

See accompanying notes to condensed consolidated financial statements.

GENERAL PARTS INTERNATIONAL, INC.

Notes to Condensed Consolidated Financial Statements

For the nine month periods ended September 30, 2013 and 2012

(1)	Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared by the Company and include the accounts of General Parts International, Inc., and its wholly owned subsidiaries General Parts, Inc. and WORLDPAC, Inc. (collectively, the “Company”). The Company’s subsidiaries distribute auto parts, paint and body supplies, cleaning supplies, and equipment through CARQUEST Distribution Centers and CARQUEST Auto Parts stores and import auto parts through WORLDPAC branch locations. All intercompany accounts and transactions have been eliminated in consolidation. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial position of the Company, the results of its operations and cash flows have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. The accounting policies followed in the presentation of the interim financial results are consistent with the policies followed on an annual basis. These condensed consolidated financial statements should be read in conjunction with the financial statements and notes thereto included in the Company’s consolidated financial statements for the fiscal year ended December 31, 2012. The results of operations for the interim periods are not necessarily indicative of the operating results to be expected for the full fiscal year.

(a)	Use of Estimates

The preparation of the condensed consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the condensed consolidated financial statements and accompanying notes. Actual results could differ from those estimates. Significant items subject to such estimates and assumptions include the useful lives of fixed assets, allowances for doubtful accounts and sales returns, valuation of deferred tax assets, valuation of inventory, valuation of goodwill and intangibles and accrual for self-insurance liabilities.

(b)	Trade Accounts Receivable and the Allowance for Doubtful Accounts

Trade accounts receivable are recorded at the invoice amount and do not bear interest. The Company evaluates the collectibility of trade accounts receivable based on a combination of factors. Initially, the Company estimates an allowance for doubtful accounts as a percentage of aging categories. This estimate is adjusted as the Company becomes aware of various factors that impact individual customers’ ability to pay.

5	(Continued)

The allowance for doubtful accounts changed during the nine months ended September 30, 2013 and 2012 as follows:

	2013	2012
Beginning balance	$5,246	4,918
Additions charged to expense	1,865	2,341
Write-offs	(1,665)	(2,075)

Balance as of September 30	$5,446	5,184

(c)	Recently Issued Accounting Pronouncements

In July 2013, the Financial Accounting Standards Board, or FASB, issued ASU No. 2013-11 Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists. Under ASU 2013-11 an entity is required to present an unrecognized tax benefit, or a portion of an unrecognized tax benefit, in the financial statements as a reduction to a deferred tax asset for a net operating loss carryforward, a similar tax loss, or a tax credit carryforward. If a net operating loss carryforward, a similar tax loss, or a tax credit carryforward is not available at the reporting date, the unrecognized tax benefit should be presented in the financial statements as a liability and should not be combined with deferred tax assets. ASU 2013-11 is effective for fiscal years, and interim periods within those years, beginning after December 15, 2013. The adoption of this guidance affects presentation only and, therefore, it is not expected to have a material impact on the Company’s consolidated financial condition, results of operations or cash flows.

In February 2013, the FASB issued ASU No. 2013-02, Comprehensive Income—Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income. ASU 2013-02 is an amendment adding new disclosure requirements for items reclassified out of accumulated other comprehensive income (AOCI). The amendment requires presentation of changes in AOCI balances by component and significant items reclassified out of AOCI by component either (1) on the face of the statement of operations or (2) as a separate disclosure in the notes to the financial statements. ASU 2013-02 is effective for fiscal years beginning after December 15, 2012. The adoption of ASU 2013-02 had no impact on the Company’s consolidated financial condition, results of operations or cash flows.

In July 2012, the FASB issued ASU No. 2012-02 Intangible-Goodwill and Other—Testing Indefinite—Lived Intangible Assets for Impairment. ASU 2012-02 modifies the requirement to test intangible assets that are not subject to amortization based on events or changes in circumstances that might indicate that the asset is impaired now requires the test only if it is more likely than not that the asset is impaired. Furthermore, ASU 2012-02 provides entities the option of performing a qualitative assessment to determine if it is more likely than not that the fair value of an intangible asset is less than the carrying amount as a basis for determining whether it is necessary to perform a quantitative impairment test. ASU 2012-02 is effective for fiscal years beginning after September 15, 2012 and early adoption is permitted. The adoption of ASU 2012-02 had no impact on the Company’s consolidated financial condition, results of operations or cash flows.

(2)	Merchandise Inventories

Inventories are stated at the lower of cost or market using various cost flow assumption methods. Inventories at all U.S. CARQUEST Distribution Centers, stores, and WORLDPAC U.S. locations are valued using the last-in, first-out (LIFO) method. All CARQUEST CANADA LTD locations are valued

6	(Continued)

using the first-in, first-out (FIFO) method, and all WORLDPAC Canada locations are valued using the weighted average method. As a result of utilizing LIFO, the Company recorded a decrease to cost of sales of $4.7 million for the nine month period ended September 30, 2013 and recorded a decrease to cost of sales of $2.9 million for the nine month period ended September 30, 2012.

An actual valuation of LIFO method is performed by the Company on an annual basis based on inventory levels at the time of the valuation. Accordingly, interim LIFO calculations are based on management’s estimate of expected year-end inventory levels and costs.

Inventory balances at September 30, 2013 and December 31, 2012 were as follows (dollars in thousands):

	September 30, 2013	December 31, 2012
Inventories at FIFO, net	$1,347,307	1,288,436
Adjustment to state inventories at LIFO	(17,507)	(22,201)

Inventories at LIFO, net	$1,329,800	1,266,235

(3)	Receivables

Receivables consist of the following (dollars in thousands):

	September 30, 2013	December 31, 2012
Trade	$252,946	213,469
Other	14,399	27,080
Less allowance for doubtful accounts	(5,446)	(5,246)

Receivables, net	$261,899	235,303

(4)	Bank Facility

On March 15, 2012, the Company completed the first amendment to its credit agreement and also completed an omnibus amendment agreement for its senior notes. The maturity dates and amounts financed were not affected by these amendments. The amendments modified the financial covenants, placed restrictions on future payments of dividends and limits the funds available for capital acquisitions.

On August 1, 2013, the Company completed the second amendment to its credit agreement and also completed the second amendment to the omnibus agreement for its senior notes. The second amendment to the credit agreement included an increase of available credit of $160 million to a total of $525 million. The maturity dates were not affected by these amendments. The amendments eased certain financial covenants, including the restrictions on funds available for capital acquisitions.

The Company has a bank line of credit in the amount of $525 million that expires in December 2015 and is included in long-term debt in the accompanying condensed consolidated balance sheets. The associated interest rates range from LIBOR plus 200 basis points to LIBOR plus 325 basis points or the lending bank’s base rate (as defined in the agreement) at the option of the Company. As of September 30, 2013 and December 31, 2012, $158.6 million and $185.1 million was outstanding on the line, respectively, $38.1 million and $23.5 million was outstanding on letters of credit, respectively, and $328.3 million and $156.4 million was available for borrowing, respectively.

7	(Continued)

Also included in the bank facility is an unsecured term loan payable to bank facility lenders. Original balance $150.0 million; interest payable quarterly, principal payments totaling $1.9 million began March 31, 2011 and are due quarterly thereafter. The final payment of $114.4 million is due December 16, 2015.

The bank facility contains certain restrictive covenants including asset coverage, fixed charge coverage and limitation on leverage. The Company was in compliance with its debt covenants as of September 30, 2013 and December 31, 2012, respectively.

(5)	Long-Term Debt

The components of long-term debt are as follows (dollars in thousands):

	September 30, 2013	December 31, 2012
LIBOR (.18% at September 30, 2013) based bank line-of-credit borrowings maturing December 16, 2015 (see note 4).	$158,565	185,136
LIBOR (.18% at September 30, 2013) based bank term loan payable to bank facility lenders. Original balance $150,000; interest payable quarterly, principal payments of $1,875 began March 31, 2011. The final payment of $114,375 is due December 16, 2015 (note 4).	129,375	135,000
8.48% unsecured notes payable to institutional investors. Original balance $200,000; interest payable semi-annually, semi-annual principal payments of $20,000 began May 1, 2012. The final payment is due November 1, 2016. The agreement contains certain restrictive covenants with respect to working capital, annual rent payments on long-term leases, additional debt and payments of dividends.	140,000	160,000
9.09% unsecured notes payable to institutional investors. Original balance $150,000; interest payable semiannually; principal payments totaling $22,500 paid on July 31, 2013 and principal payments of $37,500 are due annually July 31, 2014 to 2016, inclusive, with a final payment of $15,000 on July 31, 2017. The agreement contains certain restrictive covenants with respect to working capital, annual rent payments on long-term leases, additional debt, and payments of dividends.	127,500	150,000

8	(Continued)

	September 30, 2013	December 31, 2012
9.57% unsecured notes payable to institutional investors. Original balance $100,000; interest payable semi-annually; principal payments totaling $2,500 are due annually on July 1, 2008 through 2016 and principal payments of $19,375 are due annually July, 2017 through 2020. The agreement contains certain restrictive covenants with respect to working capital, annual rent payments on long-term leases, additional debt and payments of dividends.	$85,000	87,500
8.77% unsecured note payable to institutional investors. Original balance $25,000; interest payable semi-annually; annual principal payments of $3,571 began in July, 2007 and continued through July, 2013. The agreement contained certain restrictive covenants with respect to working capital, annual rent payments on long-term leases, additional debt and payments of dividends.	—	3,571
8.08% unsecured note payable to institutional investors. Original balance $25,000; interest payable semi-annually; annual principal payments of $3,571 began in July, 2007 and continued through July, 2013. The agreement contained certain restrictive covenants with respect to working capital, annual rent payments on long-term leases, additional debt and payments of dividends.	—	3,571
6.00% – 9.00% unsecured notes payable to former shareholders for redemption of stock, payable at various dates through October, 2020.	56,251	55,635

Total long-term debt	696,691	780,413
Less current maturities	(99,262)	(90,181)

Long-term debt, less current maturities	$597,429	690,232

(6)	Fair Value Measurements

The Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible. The Company determines fair value based on assumptions that market participants would use in pricing an asset or liability in the principal or most advantageous market. When considering market participant assumptions in fair value measurements, the following fair value hierarchy distinguishes between observable and unobservable inputs, which are categorized in one of the following levels:

•	Level 1 Inputs: Unadjusted quoted prices in active markets for identical assets or liabilities accessible to the reporting entity at the measurement date.

•	Level 2 Inputs: Other than quoted prices included in Level 1 inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the asset or liability.

9	(Continued)

•	Level 3 Inputs: Unobservable inputs for the asset or liability used to measure fair value to the extent that observable inputs are not available, thereby allowing for situations in which there is little, if any, market activity for the asset or liability at measurement date.

Financial Assets and Liabilities Measured at Fair Value on a Recurring Basis

The following table sets forth the Company’s financial assets and liabilities that were measured at fair value on a recurring basis as of September 30, 2013 and December 31, 2012 (dollars in thousands):

		Fair value measurement at reporting date using
	Fair value	Level 1	Level 2	Level 3
As of September 30, 2013:
Interest rate swaps	$(6,471)	—	(6,471)	—
As of December 31, 2012:
Interest rate swaps	$(9,398)	—	(9,398)	—

The carrying amount of the Company’s cash, accounts receivable, accounts payable, accrued expenses, and current portion of long-term debt approximate their fair values due to the relatively short term nature of these instruments. The fair value of the Company’s long-term debt is estimated using level 3 inputs including a discounted cash flow analysis, based on the Company’s estimated current incremental borrowing rate for similar types of borrowing arrangements. The carrying value and fair value of the Company’s long-term debt as of September 30, 2013 and December 31, 2012, respectively were as follows (dollars in thousands):

	September 30, 2013	December 31, 2012
Carrying value	$696,691	780,413
Fair value	707,262	796,041

Nonfinancial Assets and Liabilities Measured at Fair Value on a Nonrecurring Basis

Certain asset and liabilities are measured at fair value on a nonrecurring basis; that is, the assets and liabilities are not measured at fair value on an ongoing basis but are subject to fair value adjustments in certain circumstances (i.e.; when there is evidence of impairment). At September 30, 2013, the Company had no significant nonfinancial assets or liabilities that had been adjusted to fair value subsequent to initial recognition.

10	(Continued)

(7)	Income Taxes

The Company recorded income tax expense of $38.1 million and $25.9 million for the nine month periods ended September 30, 2013 and 2012, respectively. The income tax provisions for the nine month periods ended September 30, 2013 and 2012 consisted primarily of taxes on foreign and domestic income. The income tax provisions for the presented periods were calculated based on the results of operations for the nine month periods ended September 30, 2013 and 2012 and may not reflect the annual effective tax rate.

The Company accrued tax and interest of $0.8 million and $0.8 million related to uncertain tax benefits as of September 30, 2013 and 2012, respectively. The Company does not expect its uncertain tax benefits to change significantly over the next twelve months.

The Company files U.S., state, and foreign income tax returns in jurisdictions with varying statutes of limitations and varying consolidated, unitary, combined and separate company filing method requirements. The Company recognizes potential accrued interest and penalties related to unrecognized tax benefits within operations as income tax expense.

Foreign subsidiaries are taxed according to regulations existing in the countries in which they do business. Provision has not been made for U.S. income taxes on undistributed earnings from foreign subsidiaries that are considered to be permanently invested outside the U.S.

The 2008 through 2012 tax years remain open for examination by the federal taxing authorities. The 2008 through 2012 tax years generally remain subject to examination by most state tax authorities. In Canada, the 2008 through 2012 tax years generally remain subject to examination by federal and provincial tax authorities.

(8)	Contingent Liabilities and Commitments

The Company is a guarantor of loans made by banks to various independent store customers of the Company totaling $33.3 million as of September 30, 2013. Upon entering into a relationship with certain stores, the Company takes steps to guarantee the debt of that store to aid in the procurement of loans. These loans are collateralized by security agreements on merchandise inventory and other assets of the borrowers. The approximate value of the assets collateralized in these agreements is $67.3 million as of September 30, 2013.

The Company had outstanding letters of credit of $38.1 million as of September 30, 2013 relating to amounts pledged to various insurance companies for the Company’s insurance policies.

Various claims and lawsuits arising from the normal course of business are being pursued by and are pending against the Company. In the opinion of management, the ultimate resolution of these items will not have a material adverse effect on the operations and financial position of the Company.

11	(Continued)

(9)	Derivative Instruments

The Company recognizes all derivative instruments as either assets or liabilities on the condensed consolidated balance sheets at their respective fair values. For derivatives designated in hedging relationships, changes in the fair value are either offset through earnings against the change in fair value of the hedged item attributable to the risk being hedged or recognized in accumulated other comprehensive loss, to the extent the derivative is effective at offsetting the changes in cash flows being hedged until the hedged item affects earnings. Borrowings under the Company’s line of credit facilities bear interest at variable rates. The Company’s interest rate risk management objective is to limit the impact of interest rate changes on earnings and cash flows and to manage its overall borrowing costs. To achieve these objectives, from time to time the Company enters into interest rate hedge contracts, such as interest rate swap agreements, in order to mitigate its interest rate risk with respect to various debt instruments. The Company does not hold or issue these derivative contracts for trading or speculative purposes. The counterparties to these contracts are high credit quality commercial banks.

The Company has three interest rate swap agreements with a high credit quality commercial bank. One agreement terminated on September 15, 2013 and the other two agreements have termination dates of September 15, 2015 and September 30, 2015, respectively. The interest rate swaps are considered highly effective and limit the Company’s interest rate exposure related to its variable rate line of credit.

The Company has a net investment hedge agreement with a CAD $50 million notional amount with a high credit quality commercial bank. The agreement was initially effective for one fiscal quarter and the Company has the ability to continuously renew the agreement. The net investment hedge limits the Company’s foreign currency exchange rate exposure to its Canadian operations.

The fair values of derivative instruments held as of September 30, 2013 and December 31, 2012, are as follows (dollars in thousands):

		Liability derivatives fair value
	B/S Location	September 30, 2013	December 31, 2012
Derivatives designated as hedging instruments:
Interest rate swap contracts	Accrued expenses	$—	331
Interest rate swap contracts – long term	Other L.T. liabilities	6,471	9,067

Total derivatives designated as hedging instruments		$6,471	9,398

12	(Continued)

The effect of derivative instruments on the condensed consolidated statements of comprehensive income for the nine month periods ended September 30, 2013 and 2012, were as follows (dollars in thousands):

Derivatives in cash flow hedging relationships	Amount of gain (loss) recognized in OCI on derivative (effective portion)	Location of gain (loss) reclassified from AOCI into income (effective portion)	Amount of gain (loss) reclassified from AOCI into income (effective portion)
September 30, 2013:
Interest rate contracts	$5,477	Interest expense	—
September 30, 2012:
Interest rate contracts	$(1,476)	Interest expense	—

(10)	Acquisitions

The Company acquired an additional 18 auto parts stores from various owners in 2013. The total purchase price of $14.6 million for all acquisitions during the nine month period ended September 30, 2013 were funded with cash.

The purchase price for these acquisitions has been allocated based on estimated fair values of assets acquired and liabilities assumed.

The Company’s purchase price allocation is as follows (dollars in thousands):

2013
Accounts receivable	$2,239
Inventories	6,325
Property and equipment	736
Goodwill	1,800
Customer relationships and other intangible assets	3,482
Other assets	25

Total purchase price	$14,607

13	(Continued)

(11)	Segments

We operate in two business segments: CARQUEST and WORLDPAC. We define business segments as components of an organization for which discrete financial information is available and operating results are evaluated on a regular basis by the chief operating decision maker in order to assess performance and allocate resources.

CARQUEST operates 32 distribution centers supplying both company-owned and independently owned stores. CARQUEST distribution centers and retail stores are located throughout the United States and Canada.

WORLDPAC is a leading importer and distributor of original equipment quality automotive products. WORLDPAC imports products from the original equipment manufacturers located in countries throughout the world.

The following tables summarize information about the Company’s reportable business segments as of and for the nine month periods ended September 31, 2013 and 2012:

(Dollars in thousands)	CARQUEST	WORLDPAC
2013:
Revenue	$1,505,304	742,559
Income from operations	82,056	63,476
Total assets	1,435,575	639,371
2012:
Revenue	$1,495,681	713,198
Income from operations	79,424	58,445
Total assets	1,635,718	630,153

(12)	Subsequent Events

On October 15, 2013, the Company entered into a definitive agreement with Advance Auto Parts, Inc. (AAP) whereby the Company agreed to be acquired by AAP in an all cash transaction with an enterprise value of $2.04 billion. The transaction is expected to close by late 2013 or early 2014.

14